Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(622,457)
Unrealized Gain (Loss) on Market Value of Futures	629,093
Dividend Income	4,014
Interest Income	5,859
Total Income (Loss)	$16,509

Expenses
General Partner Management Fees	$3,517
Professional Fees	3,854
Brokerage Commissions	525
Non-interested Directors' Fees and Expenses	60
Prepaid Insurance Expense	197
NYMEX License Fee	88
SEC & FINRA Registration Expense	600
Total Expenses	8,841
Expense Waiver	(4,445)
Net Expenses	$4,396
Net Income (Loss)	$12,113

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$7,329,231
Net Income (Loss)	12,113

Net Asset Value End of Month	$7,341,344
Net Asset Value Per Share (350,000 Shares)	$20.98

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612